UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2005

PERFECTDATA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12817	95-3087593
(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 32nd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 918-0584

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-d(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective September 14, 2005, we appointed John Rudy as our Vice President and Chief Financial Officer effective immediately. Mr. Rudy replaced Nicholas Glinsman, who had been serving as our Interim Chief Financial Officer since June 1, 2005. Mr. Rudy is the founder and principal of Beacon Consulting Associates, a firm that specializes in financial consulting and advisory services. Mr. Rudy is also a licensed certified public accountant in New York State. Mr. Rudy has agreed to be available to us on an "as needed" basis for a period of one year. We will pay $135 per hour for his services. We also granted him options to purchase 125,000 shares of our common stock.

(d) On September 14, 2005, Michael P. Castellano and Joseph V. Vittoria were appointed to the board of directors of the Registrant. Both Messrs. Castellano and Vittoria qualify as an "independent" directors as that term is used in Item 7 (d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and under NASDAQ's Marketplace Rules. The Registrant's Board of Directors now consists of eight members, of which five are "independent". As an Over-the-Counter Bulletin Board-listed company, the Registrant is not subject to the requirement that a majority of the members of the Board of Directors qualify as "independent".

Messrs. Castellano and Vittoria were also immediately appointed to serve on the Audit Committee and the Compensation and Nominating Committee with Mr. Castellano appointed as Chairman of the Audit Committee replacing Mr. Frank J. Fanzilli, who was serving as the acting chairman until an "audit committee financial expert" is identified and appointed to the Board.

Michael P. Castellano, 64, was appointed to the Board September 14, 2005 and was immediately named chairman of the Audit Committee. Mr. Castellano has been a member of the board of directors of Puradyn Filter Technologies, Incorporated (OTCBB:PFTI), a manufacturer of oil bypass filtration systems, since 2000 and is the chairman of its audit committee and is a member of its compensation committee. Mr. Castellano also serves on the Board of Kobren Insight Funds and Sun Capital Advisers Trust. From December 2002 through November 2003, Mr. Castellano was a member of the board of directors and chairman of the audit committee of ResortQuest International, Inc., a New York Stock Exchange-listed property management company that was acquired by Gaylord Entertainment in November 2003.

Joseph V. Vittoria, 70, was appointed to the Board on September 14, 2005. Mr. Vittoria is chairman of Autoeurope, Inc., American Coach Lines and Puradyn Filter Technologies, Inc. In September of 2000 he retired as Chairman and Chief Executive Officer of Travel Services International, Inc. a company he founded and took public in 1997. Earlier in 2000 he had sold the company to Airtours, plc, a large British tour operator. From 1987 to 1997, he was Chairman and Chief Executive Officer of Avis, Inc. and was President and Chief Operating Officer of Avis, Inc. for the prior five years. Mr. Vittoria serves as an Advisory Director of the National Crime Prevention Counsel. In recognition of his efforts on behalf of missing children, he served on President Reagan's Child Safety Partnership. He was the founding chairman of the Board of Visitors of the Georgetown university School of Languages and Linguistics and is a member of the Board of Overseers of the Columbia Business School.

Item 8.01: Other Matters.

On September 20, 2005, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the appointments of Michael P. Castellano and Joseph V. Vittoria to the its board of directors.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 20, 2005, announcing new appointments to the Registrant's board of directors.(1)

(1)    Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTDATA CORPORATION
(Registrant)

Date: September 27, 2005	By: /s/ John Bush
John Bush
President and Chief Executive Officer